Exhibit 10.31

                              AMENDMENT NUMBER ONE

     Amendment Number One to that certain Term Note dated January 13, 2003 (the "Note") by and between IEC Electronics Corp., a Delaware corporation (the "Borrower) and SunTrust Bank (the "Bank"), a Georgia banking corporation.

                              W I T N E S S E T H

WHEREAS, the Parties entered into the Note as aforesaid; and

WHEREAS, the Parties now desire to amend the Note in certain respects;

NOW, THEREFORE, it is agreed as follows:

     Payments of Principal and Interest. Number 2 of the Term Note is hereby amended by deleting Number 2 in its entirety and inserting the following Number 2 in lieu thereof:

     2. Payments of Principal and Interest.

     Commencing February 10, 2003 this note shall be repaid in eight (8) consecutive monthly installments of principal in the amount of $100,000 plus accrued interest followed by a principal payment of $275,000.02 due on September 26, 2003, then followed by twenty seven (27) consecutive monthly installments of principal in the amount of $41,666.66 plus accrued interest with all unpaid principal and accrued interest due and payable on January 10, 2006 (the "Maturity Date"), unless sooner accelerated in accordance with the terms hereof. Interest shall be calculated on the outstanding principal balance of this Note, and shall be due and payable in arrears; provided that, in the event of any change in the Prime Rate occurring on or after the date when the Holder mails an invoice for the monthly payment amount to the Borrower, any such change in the interest payment shall be reflected as an adjustment in the next monthly invoice sent to the Maker and shall not be deemed to be due and payable until that date.

     IN WITNESS WHEREOF, the parties have executed the Amendment Number One this 26th day of September 2003.



Borrower:
IEC Electronics Corp.

By:
Name:  W. Barry Gilbert, Chairman
Title: CFO


SunTrust Bank


By:
Name:
Title:

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